UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Madison Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 508-4700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On November 25, 2013, the registrant entered into a settlement agreement with Global Arena Investment Management, LLC, (GAIM), a wholly owned subsidiary of the registrant, and with FireRock Capital Inc., a New York Corporation.

Pursuant to this agreement, the registrant has entered into a promissory note to deliver $250,000 to FireRock on or before December 26, 2013, and in return FireRock will deliver 714,286 common shares of the registrant and 25% membership interests in GAIM to the registrant.  At such a time, all claims regarding the original deal will be considered settled.

Should the registrant default, they will forfeit and waive any and all rights, interests, or claims it may have to acquire or repurchase the shares and membership interests from FireRock.  FireRock will then continue to have all ownership rights and interests in the shares and membership interests, and still hold the registrant to their obligations under the $250,000 promissory note.  In addition, in the event of a default, FireRock may elect to convert any amount of the outstanding principal from the promissory note into the registrant’s common shares at price per share of either $0.35 per share or a 10% discount of the market value the day prior to the date of conversion, whichever is lower.

Item 1.02 – Termination of a Material

On November 25, 2013, the registrant, GAIM, and FireRock mutually agreed to terminate and reverse the securities purchase agreement originally entered into on December 31, 2012.  Under the original agreement, FireRock would purchase 714,286 shares of the registrant and 25% membership interests in GAIM from the registrant for $250,000.  This agreement was filed as a Form 8-K on January 7, 2013.

The security purchase agreement provided FireRock an option to require the registrant to repurchase the shares and membership interests.  FireRock demanded to exercise this option, and the registrant has agreed to repurchase all shares and membership interests.  There are no material early termination penalties incurred by the registrant.

Item 9.01 – Financial Statements and Exhibits

d) Exhibits:

10.1

Settlement agreement between Global Arena Holding, Inc., Global Arena Investment Management, LLC, and FireRock Capital Inc., entered into on November 25, 2013.

10.2

Securities purchase agreement between Global Arena Holding, Inc., Global Arena Investment Management, LLC, and FireRock Capital Inc., incorporated by reference to the Form 8-K filed with the SEC on January 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: December 12, 2013

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer